North Valley
                                    BANCORP

North Valley Bancorp Announces Completion of Stock Repurchase Program

September 6, 2001 - REDDING, CA - Mike Cushman, President and CEO of North Valley Bancorp (NASDAQ: NOVB), a multi-bank holding company with $559 million in assets, today announced that the Company has concluded its third consecutive stock repurchase plan. This program had been authorized by the Board of Directors on August 27, 2001.

         The Company completed this third repurchase plan last week with the purchase of 250,000 shares of common stock in the open market at an average price of $14.30. As of this time, the Company does not have plans for any further common stock repurchases. Management and the Board of Directors will continually monitor capital levels in conjunction with anticipated internal growth and risk in the balance sheet to determine the best future course of action with respect to capital management. As of September 6, 2001, the Company had 4,741,841 shares outstanding.

         "We are extremely pleased that we were able to complete all of our stock repurchase plans in a very timely manner," stated Mr. Cushman. "The support we have received from the institutional investor community and our market makers was instrumental in completing these repurchases."

         Below is a chronological summary of the previous two stock repurchase plans:

         On May 31, 2001, the Company announced a stock repurchase plan that called for the repurchase of up to 7% of the Company's outstanding common stock. As indicated in the Company's earnings release dated July 18, 2001, the Company was successful in repurchasing 408,000 shares in the open market for total consideration of $6.0 million.

         On July 19, 2001, the Company announced a second stock repurchase plan that called for the repurchase of up to 8% of the Company's outstanding common stock. As disclosed in the Company's Form 10-Q filed with the Securities and Exchange Commission on August 14, 2001, the Company was successful in repurchasing 433,000 shares in the open market for total consideration of approximately $6.2 million.

         North Valley Bancorp, the parent company of North Valley Bank and Six Rivers National Bank operates eighteen full-service branch offices in five counties of Northern California. The Company's subsidiary banks offer a full complement of lending activities including consumer, commercial and real estate loans, with particular emphasis on short and medium term loans and installment loans through the Dealer Finance Division. North Valley Bank has SBA Preferred Lender status, and both Banks provide investment services to their customers through an affiliated relationship.

Cautionary Statement: This release contains certain forward-looking ___ statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally, regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; and (f) possible shortages of gas and electricity at utility companies operating in the State of California. Therefore, the

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information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release.


For further information contact:
Michael J. Cushman
President & Chief Executive Officer           or

Edward J. Czajka
Executive Vice President & Chief Financial Officer
(530) 226-2900    Fax: (530) 221-4877


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